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                                                                     EXHIBIT 5.1




17 October, 1997

Iridium World Communications Ltd.
Clarendon House
Church Street
Hamilton HM11
Bermuda


Dear Sirs

IRIDIUM WORLD COMMUNICATIONS LTD.
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We have acted as special Bermuda legal counsel to Iridium World Communications
Ltd. (the "Company") in connection with the registration of 2,625,000 shares of Class A Common Stock in the Company (the "Common Stock") reserved for issuance under the Iridium LLC Stock Option Plan of 1996 (the "Option Plan"), which is being filed as an exhibit to the Company's registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the "Commission") on 17th October, 1997, which is hereinafter defined as the "Form S-8
Registration Statement", which term does not include any exhibits, documents or schedules incorporated by reference therein other than the Company's registration statement on Form S-1 registration number 333-23419 and the amendments thereto filed by the Company with the Commission on April 18th, 1997, April 25th, 1997, May 9th, 1997, May 13th, 1997 and June 5th, 1997 (the
"Registration Statement", which term does not include any exhibits incorporated by reference into the Registration Statement).

For the purposes of giving this opinion, we have examined and relied upon a copy of the Form S-8 Registration Statement being filed by the Company under the Securities Act of 1993, as amended (the "Securities Act"), with the Commission on 17th October, 1997.
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Iridium World Communications, Ltd.
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We have also reviewed and have relied upon originals, or copies certified or otherwise identified to our satisfaction, of the Memorandum of Association and Bye-laws of the Company as well as Board minutes and resolutions and Members minutes and resolutions of the Company. We have also reviewed originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of appropriate public officials and certificates of officers and representatives of the Company and such other documents and have made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

We have assumed:

(i) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(ii) the correctness, accuracy and completeness of all factual representations made in the Form S-8 Registration Statement and in the other documents which we have reviewed; and

(iii) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. Subject as mentioned below, this opinion is issued solely for your benefit with respect to the matters referred to herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as an exempted company under the laws of Bermuda and is in good standing (meaning that it has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax the failure of which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) under the laws of Bermuda.

2. The 2,625,000 shares of Common Stock covered by the Form S-8 Registration Statement have been duly authorised for issuance and sale and upon sale and delivery by the Company against payment in full of the consideration as contemplated by the Option Plan will be duly and validly issued, fully paid and non-assessable (which term when used herein shall mean no further sums are required to be paid by the holders thereof in connection with the issue of such shares).
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Iridium World Communications, Ltd.
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We consent to the filing of this opinion with the Commission as an exhibit to the Form S-8 Registration Statement. We also consent to the reference to us under the caption "Interests of Named Experts and Counsel" in the Form S-8 Registration Statement.

Yours faithfully

/s/ CONYERS, DILL & PEARMAN

CONYERS, DILL & PEARMAN